EXHIBIT 23.1
[GRAPHIC OMITTED]
KPMG LLP
300 South State Street
Syracuse, NY 13202



            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Tompkins Financial Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Tompkins Financial Corporation for the Dividend Reinvestment and Direct Stock Purchase and Sale Plan of our reports dated March 14, 2007, with respect to the consolidated statements of condition of Tompkins Financial Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Tompkins Financial Corporation.


                                       /s/ KPMG LLP


Syracuse, New York
August 27, 2007











          KPMG LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.